Exhibit 10.2

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

LICENSE AGREEMENT

dated August 17, 2017

by and between

BioTime, Inc.

and

AgeX Therapeutics, Inc.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A	--	BioTime Licensed Patents

EXHIBIT B	--	BioTime Sublicensed Patents

EXHIBIT C	--	iTR Patents

EXHIBIT D	--	Joint Patents

EXHIBIT E	--	PureStem Patents

EXHIBIT F	--	Intellectual Property Assignment Agreement

EXHIBIT G	--	Intellectual Property Assignment Agreement

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

i

Execution Version

LICENSE AGREEMENT

LICENSE AGREEMENT (this “Agreement”) dated August 17, 2017 (the “Effective Date”) by and between BioTime, Inc,, a corporation incorporated under the laws of the State of California, United States of America (“BioTime”), and AgeX Therapeutics, Inc., a corporation incorporated under the laws of the State of Delaware, United States of America (“AgeX”) (each, a “Party” and, collectively, the “Parties”).

WITNESSETH:

WHEREAS, BioTime Controls certain intellectual property and know-how relating to certain BioTime research and development programs that have not yet advanced to the point of clinical development;

WHEREAS, AgeX desired to obtain assignment, license or sublicense of the intellectual property and know-how to Research, Develop and Exploit research and development programs that have not yet advanced to the point of clinical development; and

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

Article 1.

RECITALS

It is acknowledged and agreed that the recitals to this Agreement and the Exhibits to this Agreement form an integral part hereof and are expressly incorporated in this Agreement.

Article 2.

CERTAIN DEFINITIONS

In this Agreement:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Affiliate” means with respect to BioTime, AgeX or a Third Party, as the case may be, any Person or other entity that directly or indirectly controls, is controlled by or is under common control with such other Person. For the purpose of this definition and the definition of “Controlling Third Party,” “control” means (a) the possession of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise, or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of such Person.

“AgeX Confidential Information” has the meaning set forth in Section 7.1(b).

“AgeX Field” shall mean products or services for the prevention, treatment, amelioration, diagnosis or monitoring of all human and non-human animal diseases and conditions except those of the BioTime Exclusive Field, BioTime PureStem Field or BioTime Non-Exclusive Field, and except those of the BioTime Option Field for the term of the option.  Notwithstanding, AgeX is permitted to pursue Research and Development that could result in products that have ancillary benefits in the BioTime Exclusive Field.  For the avoidance of doubt, ancillary benefits does not included AgeX Products being Developed or Commercialized in the BioTime Exclusive Field.

“AgeX Licensed Know-How” means all Know-How Controlled by AgeX related to the BioTime Exclusive Field, the BioTime Non-Exclusive Field or the BioTime Option Field insofar as relevant to rights and options granted herein, whether or not patented or patentable, but only to the extent not claimed in or covered by any published or otherwise publicly available Patents or Joint Patents, which may be licensed to BioTime for use in the BioTime Exclusive Field, BioTime Non-Exclusive Field or the BioTime Option Field .

“AgeX Licensed Patents” means patents licensed to BioTime by AgeX that relate to or are necessary or useful for the Research, Development or Exploitation of a BioTime Product in the BioTime Exclusive Field and the BioTime Non-Exclusive Field, or relate to or are necessary and useful for the Research, Development or Exploitation of a BioTime Product in the BioTime Option Field during the term of the option.  The AgeX Licensed Patents include, for example, BioTime Assigned Patents, BioTime Licensed Patents, BioTime Sub-Licensed Patents, iTR Patents, and AgeX rights in Joint Patents.

“AgeX Non-Exclusive Field” means products, medical devices, and services for the prevention, treatment, amelioration, diagnosis or monitoring of disorders, degeneration, congenital conditions, or injuries of tendon.

“AgeX Product” means a product or service Researched or Developed for Exploitation within the AgeX Field and the AgeX Non-Exclusive Field, the Development, Manufacture, Exploitation or use of which, in any respect and at any time during the term of this Agreement, is covered by or uses or employs one or more rights within (or cannot be performed without infringing one or more of the rights within) the BioTime Sublicensed Patents, BioTime Licensed Patents, BioTime PureStem Patents, BioTime Licensed Know-How, or BioTime Sublicensed Know-How.

“AgeX Technology Rights” means AgeX Licensed Patents, AgeX Licensed Know-How, AgeX Licensed Regulatory Rights, and Clinical Data Controlled by AgeX or its Affiliates that relates to the BioTime Exclusive Field, or relate to the BioTime Option Field during the term of the option.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“AgeX Territory” means the entire world.

“Asset Contribution Agreement” means that certain Asset Contribution and Separation Agreement, of even date, between AgeX and BioTime.

“BioTime Confidential Information” has the meaning set forth in Section 7.1(a).

“BioTime Exclusive Field” means products, medical devices, and services for the prevention, treatment, amelioration, diagnosis or monitoring of (a) orthopedic indications, meaning disorders, degeneration, congenital conditions, or injuries of bone, cartilage, intervertebral disc, ligament, synovium, synovium capsule or meniscus, (b) ophthalmological indications, meaning ocular diseases, degeneration, disorders, congenital conditions, or injuries; and (c) medical aesthetics meaning improving, treating, remedying, rectifying, or repairing cosmetic appearance, including tissue augmentation, but excluding scarless would repair or lipotransfer of UCP1 positive brown adipocytes indicated for the treatment of vascular and metabolic disorders.

“BioTime Non-Exclusive Field” means products, medical devices, and services for the prevention, treatment, amelioration, diagnosis or monitoring of disorders, degeneration, congenital conditions, or injuries of tendon.

“BioTime Licensed Know-How” means all Know-How Controlled by BioTime related to the BioTime Assigned Patents in the AgeX Field, insofar as relevant to rights and options granted herein, whether or not patented or patentable, but only to the extent not claimed in or covered by any published or otherwise publicly available Patents or Joint Patents, which are licensed to AgeX under this Agreement.  BioTime Licensed Know-How shall not include BioTime’s interest in any Know-How Controlled by an Affiliate.

“BioTime Licensed Patents” means the Patents listed in Exhibit A , which are being licensed to AgeX.

“BioTime Option Field” means Research, Development and Exploitation of treatments based on iTR in the BioTime Field.

“BioTime Product” means a product or service that is being Researched, Developed or Exploited by BioTime, or any of its a licensees, sublicensees, subsidiaries or affiliates other than AgeX or a subsidiary or affiliate thereof, the Research, Development, or Exploitation thereof during the term of the Agreement is covered by or uses or employs one or more rights within (or cannot be performed without infringing one or more of the rights within) the PureStem Patents and Know-How.

“BioTime PureStem Field” means Research, Development or Exploitation of PureStem Patents or PureStem in the BioTime Exclusive Field, the BioTime Non-Exclusive Field or the BioTime Option field for the term of the option.  For the avoidance of doubt, the Pure Stem Field excludes brown adipose tissue (“BAT”) and vascular indications.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“BioTime Sublicensed Know-How” or “Sublicensed BioTime Know-How” means know-how being licensed to AgeX through a sublicense.

“BioTime Sublicensed Patents” or “Sublicensed BioTime Patents” means the Patents listed in Exhibit B , which are being sublicensed to AgeX.

“BioTime Sublicensed Regulatory Rights” or “Sublicensed BioTime Regulatory Rights” means regulatory rights being licensed to AgeX through a sublicense.

“BioTime Technology Rights” means BioTime Licensed Patents, BioTime Know-How, BioTime Licensed Regulatory Rights, BioTime, Sublicensed Regulatory Rights and clinical data Controlled by BioTime or its Affiliates that relates to the AgeX Field.

“Business Day” means any day other than a Saturday or a Sunday on which banking institutions in New York, New York are open for the conduct of routine banking business.

“Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31.

“Claimant” has the meaning set forth in Article 9.

“Clinical Data” means, in respect of a pharmaceutical product, all Know-How with respect to the product made, collected or otherwise generated under or in connection with the Clinical Trials for the product, including (a) any data, reports and results with respect to Clinical Trials; (b) protocols, statistical analysis plans, investigator brochures, and other background documents/roadmaps for performance of the Clinical Trials (as each of them may be amended from time to time); (c) information such as qualifications of the investigators; (d) assessments of the Clinical Trials (e.g., monitoring reports of the sponsor, audit protocols and audit results, regulatory inspection observations and follow-up (these are tools used to judge whether a study was performed as intended)); and (e) regulatory and IRB/ethics committee submissions or communications related to a Clinical Trial (e.g., IND submissions, IRB reports).

“Clinical Trial” means (a)any investigation in human subjects intended to discover or verify the clinical, pharmacological or other pharmacodynamic effects of one or more investigational medicinal product(s), including devices, or to identify any adverse reactions to one or more investigational medicinal product(s) or to study absorption, distribution, metabolism and excretion of one or more investigational medicinal product(s) with the object of ascertaining its (their) safety or efficacy and (b) post-approval studies of an approved pharmaceutical product, including investigations to monitor or elucidate characteristics of the drug (e.g. post-approval observational studies to look for safety signals).

“Commercialization” in respect of a particular AgeX Product or BioTime Product, any and all activities (whether before or after receipt of Marketing Approval in respect of the product, medical device or service) directed to the marketing, detailing and Promotion of the product or medical device after marketing approval for such AgeX Product or BioTime Product has been obtained, and includes marketing, promoting, detailing, distributing, offering to commercially sell and commercially selling the product, medical device or service, importing, exporting or transporting the product or medical device for commercial sale, and regulatory affairs with respect to the foregoing.  When used as a verb, “Commercializing” means engaging in Commercialization and “Commercialize” and “Commercialized” shall have corresponding meanings.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Commercially Reasonable Efforts” means, with respect to the efforts to be expended by any Party with respect to any objective, reasonable, diligent, good faith efforts to accomplish such objective as such Party would use in its ordinary course of business to accomplish a similar objective under similar circumstances. With respect to any objective relating to the research, development, or exploitation as used herein, “Commercially Reasonable Efforts” means that level, caliber and quality of efforts and resources reasonably and normally used in the Research, Development and Exploitation by biopharmaceutical companies for a product which is of similar market potential and at a similar stage in its Development or product life, taking into account, without limitation, issues of safety, efficacy, product profile, competitiveness in the marketplace, including efforts used by similarly positioned competitors for competing products, regulatory structure involved, optimal timing for market entry, proprietary position, and other relevant scientific, technical, business, marketing, return on investment, financial resources, and other commercial factors. Without limiting the generality of the foregoing, “Commercially Reasonable Efforts” as it applies to the financial matters herein means adherence to the budgeting and staffing targets and timelines (to the extent adherence to such activities and timelines are controllable by the Party responsible for performing such activities).

“Confidential Information” means all information provided by or on behalf of one Party to the other Party, whether before or after the Effective Date, including, information relating to AgeX Products or BioTime Products, any Research, Development or Exploitation of AgeX Products or BioTime Products, and the information, Regulatory Documentation, findings, data, and files developed or maintained by a Party or its Affiliates in connection with obtaining or maintaining Regulatory Approvals for AgeX Products or BioTime Products, original documents, patent applications, data analysis, drawings, models, samples, compounds, devices, specifications, flow sheets, descriptions, submissions to regulatory authorities, and other tangible material and copies thereof, whether or not such information is identified as confidential or proprietary. Without limiting the generality of the foregoing, all draft patent applications or other documents intended to be filed in a patent office and forwarded by the disclosing Party to the receiving Party shall be Confidential Information, whether or not such documents are so indicated.

“Control” means, with respect to any Intellectual Property Right, Regulatory Documentation, Clinical Data, trademark or trade name, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise (other than by operation of any license and other grants hereunder, or under the Trademark License Agreement), to assign or grant a license, sublicense or other right to or under such Intellectual Property Right, Regulatory Documentation, Clinical Data, trademark or trade name as provided for herein or any other agreement or other instrument contemplated hereby without violating the terms of any agreement or other arrangement with any Third Party.

“Controlling Third Party” means, in respect of a particular Person, a Third Party that becomes an Affiliate of such Person pursuant to a transaction or series of related transactions as a result of which such Third Party is able to elect a majority of the members of the board of directors or body performing a similar function of such Person (or its successor company) or any of its controlling Affiliates.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Development” all activities related to stability testing, process development, formulation, manufacturing scale-up, qualification and validation, quality assurance/quality control, clinical studies, including manufacturing in support thereof, statistical analysis and report writing, the preparation pre-submission and submission of INDs, PMAs, 510(k)s, Drug Approval Applications and other regulatory applications, filings or submissions, regulatory affairs with respect to the foregoing, and all other activities necessary or reasonably useful or otherwise requested or required by the FDA or a comparable foreign regulatory authority as a condition or in support of obtaining or maintaining a regulatory marketing approval, or an approval for a clinical trial, anywhere in the world. When used as a verb, “Develop” means to engage in Development.

“Dollars” or “$” means United States Dollars.

“Exploit” means, to Manufacture, Commercialize, make, have made, use, offer to sell, sell or import; and “Exploitation” means Developing, Manufacturing, Commercializing, making, having made, using, offering to sell, selling or importing.

“FDA” means the United States Food and Drug Administration, or any successor agency.

“FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, as amended.

“IND” means an investigational new drug application, clinical study application, clinical trial exemption, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformity with the requirements of such Regulatory Authority.

“Indemnitor” has the meaning set forth in Article 9.

“Intellectual Property Rights” means any and all rights in any invention, whether or not patentable, discovery or Know-How, including Patents, copyrights, trade secrets or any other proprietary information protectable by statutory provision or common law doctrine, but specifically excluding trademarks and trade names.

“IRB” means an “institutional review board” as defined in 21 C.F.R. Part 56.

“iTR Patents” means valid claims of the iTR patents listed on Exhibit C.

“Joint Clinical Data” means all Clinical Data developed jointly by or on behalf of AgeX or its Affiliates or Sublicensees, and BioTime or its Affiliates or Sublicensees.

“Joint Know-How” means all Know-How created or developed jointly by or on behalf of AgeX or its Affiliates or Sublicensees and BioTime or its Affiliates or Sublicensees, but only to the extent not claimed in or covered by any published or otherwise publicly available Joint Patent.  Joint Know-How shall not include any AgeX Know-How or BioTime Know-How.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Joint Patents” means (a) the Patents set forth on Exhibit D, which will be updated from time-to-time by the Parties, (b) any other Patent that claims or covers any invention, development or discovery and which Patent names at least one inventor from both (i) AgeX or its Affiliates, Sublicensees or any Person acting on AgeX’s behalf, and (ii) BioTime or its Affiliates, Sublicensees or any Person acting on BioTime’s behalf, or (c) any other Patents that claims or covers any invention, development or discovery and which Patent names at least one inventor jointly employed by BioTime and AgeX, and any continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications, divisionals, reexaminations, reissues, revalidations, substitutes, extensions, and renewals of any of the foregoing Patents or applications, including any Patents or patent applications claiming priority to such Patents or patent applications.  For the avoidance of doubt, Joint Patents are subject to the licensed and options granted in this Agreement.

“Joint Technology Rights” means the Joint Patents, the Joint Know-How, and the Joint Clinical Data.

“Know-How” means any and all data, information, technology, specifications, processes, methods, designs, raw materials, results, assistance, trade secrets, special ability, formulations, compositions, discoveries, and developments and Manufacturing techniques (in the case of all of the foregoing whether or not confidential, proprietary and whether in written, electronic or any other form now known or hereafter developed during the term of this Agreement).

“Manufacture” and “Manufacturing” means, in respect of a particular pharmaceutical, bio-pharmaceutical, diagnostic, or prognostic product, and without limitation, all activities related to the production, manufacture, processing, formulation, filling, finishing, packaging, labeling, shipping, handling, holding, storage and warehousing of such product or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control.

“Marketing Approval” means, with respect to a particular pharmaceutical product and a particular country or other jurisdiction, any and all approvals, registrations, certificates, licenses or authorizations of any Regulatory Authority necessary to Commercialize such product in such country or jurisdiction, including, where applicable, (a) pricing or reimbursement approval in such country or jurisdiction, (b) pre- and post-approval manufacturing and marketing authorizations (including any prerequisite marketing approval), (c) drug naming approvals and Product Labeling approval, and (d) technical, medical and scientific licenses.

“NDA” means a New Drug Application as defined in the FFDCA (and the regulations promulgated thereunder) filed with the FDA, including supplemental NDAs, and equivalent applications or submissions in other jurisdictions.

“Net Sales” has the meaning ascribed in any related sublicense attached hereto or entered into as contemplated hereunder.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications; (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention; (d) any and all extensions (including patent term extensions) or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, refilings, renewals, reexaminations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b), and (c)); and (e) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents, including any equivalents of the foregoing in any part of the world.

“Person” means any individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

“Product Labeling” means, with respect to a particular pharmaceutical product, a particular indication, and a particular country or other jurisdiction, (a) the Regulatory Authority-approved full prescribing information for such product for such indication for such country or jurisdiction, including any required patient information, and (b) all labels and other written, printed or graphic matter upon a container, wrapper or otherwise, including any package insert, utilized with or for the marketing, sale or other Commercialization of such product for such indication in such country or jurisdiction.

“Promotion” means those activities normally undertaken by a pharmaceutical company’s sales force (including electronic detailing, advertising and meeting with physicians, whether undertaken by the company’s sales force or not) to implement marketing plans and strategies aimed at encouraging the appropriate use of a product.  When used as a verb, “Promote” means to engage in such activities.

“Promotional Materials” means, with respect to a particular pharmaceutical product, all sales representative training materials with respect to such product and all written, printed, graphic, electronic, audio or video matter, including journal advertisements, sales visual aids, direct mail, medical information/education monographs, direct-to-consumer advertising, web postings, broadcast advertisements, and sales reminder aids (e.g., scratch pads, pens and other such items) intended for use or used by a Party or its Affiliates in connection with any Promotion of such product, except Product Labeling for such product.

“PureStem” means technology relating to the clonal, oligoclonal, pooled clonal, or pooled oligoclonal embryonic progenitor cells derived from pluripotent or totipotent cells cultured in vitro.

“PureStem Patents” means patents relating to the clonal, oligoclonal, pooled clonal, or pooled oligoclonal embryonic progenitor cells derived from pluripotent or totipotent cells cultured in vitro, listed on Exhibit E.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Regulatory Approval” means, in respect of a particular country, the technical, medical and scientific licenses, registrations, authorizations and approvals of any Regulatory Authority necessary for the Development, clinical testing, Manufacture, distribution, marketing, promotion, offering for sale, use, import, export, sale or other Commercialization of a drug product in such country, including Marketing Approvals, INDs, NDAs, biologic license applications, supplements and amendments, pre- and post-approvals, pricing or reimbursement approvals, drug naming approvals, and Product Labeling approvals.

“Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entity, including the FDA, EMA and the HPFB, regulating or otherwise exercising authority with respect to the Development, Commercialization, Manufacturing and Promotion (including the determination of pricing/reimbursement) of pharmaceutical products in any country or other jurisdiction.

“Regulatory Documentation” means, with respect to a particular pharmaceutical product, all Regulatory Approvals and applications therefor, all correspondence submitted to or received from the Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority), and all supporting documents and all Clinical Trials, in each case, relating to such product, and all data contained in any of the foregoing, including Promotional Materials, Clinical Data, periodic safety update reports, adverse event files and complaint files, Manufacturing records (including any chemistry, Manufacturing or control data) and, if applicable, any updates or supplements to any of the foregoing.

“Regulatory Exclusivity” means, with respect to any country, an additional market protection, other than Patent protection, granted by a Regulatory Authority in such country which confers an exclusive Commercialization period during which a Licensee or its Affiliates or Sublicensees have the exclusive right to market, price, and sell a Product in such country through a regulatory exclusivity right, such as new chemical entity exclusivity, new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, pediatric exclusivity, or any applicable data exclusivity.

“Related Agreements” mean the Asset Contribution And Separation Agreement, the BioTime AgeX HyStem Patents License, the BioTime AgeX UURF Sublicnese Agreement, the ESI AgeX License Agreement, all on even date hereof.

“Research” means performance of scientific experiments to answer questions not answerable or easily answerable through the published scientific literature, pre-clinical and other non-clinical testing, test method development, and toxicology, formulation, and process development work.

“Third Party” means any Person or entity other than AgeX, BioTime, or their respective Affiliates.

“Valid Claim” means, in respect of any country:

(a)           any claim of an issued and unexpired Patent in such country that (i) has not been held permanently revoked, unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal and (ii) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable or disclaimer;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           a claim of a pending patent application in such country that was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application; provided that such prosecution has not been ongoing for more than ten (10) years;

(c)           a patentable invention embodied in the specification of a pending patent application that was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application; provided that such prosecution has not been ongoing for more than ten (10) years.

Article 3.

ASSIGNMENT OF RIGHTS AND LICENSE GRANTS

3.1           BioTime Assignment of Rights to AgeX.  To the maximum extent permitted by Applicable Law, BioTime shall, and does hereby and shall, effective as of the Effective Date, sell, convey, transfer and assign to AgeX any and all of BioTime’s right, title and interest in the Joint Patent Rights that are exclusively related to and claim only:  iTR, brown adipose tissue (“BAT”) indications or vascular indications.  An assignment suitable for filing with patent office’s worldwide is attached as Exhibit F.

3.2           BioTime Grants of Licenses, Sublicenses and Options to AgeX:

(a)           Licenses and Option Grants. Without in any way limiting or qualifying the provisions of Section 3.1,  BioTime hereby grants to AgeX, subject to the rights already granted to Third Parties as of the Effective Date of this Agreement:

(i)          all rights sublicensed under the BioTime Sublicensed Patents, subject to the terms and conditions of the sublicense agreements, which are Related Agreements hereto;

(ii)         an exclusive worldwide license under the BioTime Licensed Patents and the BioTime PureStem Patents to Research, Develop and Exploit AgeX Products in the AgeX Field, and a non-exclusive, worldwide license under the BioTime Licensed Patents to Research, Develop and Exploit AgeX Products in the AgeX Nonexclusive Field.

(iii)        a non-exclusive worldwide, license (or sublicense) and right of reference, under the BioTime Licensed Know-How, to Research, Develop and Exploit AgeX Products in the AgeX Field and the AgeX Non-Exclusive Field; and

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iv)        an option to license or sublicense BioTime Licensed Patents for Research, Development or Commercialization of well-defined programs, on a program-by-program basis in the BioTime Exclusive Field, excluding orthopedic indications, that do not (or would not reasonably be expected to) directly compete with any BioTime Product that is actively and in a commercially reasonable manner being Researched, Developed or Exploited by BioTime, a licensee, sublicensee, subsidiary or affiliate thereof.

(b)           If AgeX exercises an option under 3.2(a)(iv) hereunder, AgeX shall provide written notice to BioTime (such notice to BioTime, the “AgeX Option Initiating Notice”).  Then the Parties shall negotiate in good faith to reach agreement on a term sheet containing commercially reasonable terms with respect to such a license or sublicense for up to [*] Calendar Days commencing on the date of the AgeX Option Initiating Notice to BioTime.  If the parties agree to a term sheet for such rights within such [*] Calendar Day period, then the Parties shall negotiate in good faith towards a definitive agreement containing commercially reasonable terms for such a transaction, consistent with the agreed upon term sheet, for a period of up to an additional [*] Calendar Days following the date on which the Parties agreed on such term sheet.  If the Parties do not (i) agree on a term sheet within the applicable [*] Calendar Day period following such Interest Notice or (ii) enter into a definitive agreement within the [*] Calendar Day period following the Parties’ agreement on a term sheet therefor, then AgeX’s option right that were the subject of such negotiations shall expire and be of no further force or effect.

(c)           Sublicense Consideration. With respect to the BioTime Sublicensed Patents, AgeX shall pay to BioTime consideration as outlined in the Related Agreements.

(d)           Sublicense Rights; Further Rights of Reference.  The rights and licenses granted by BioTime to AgeX under Sections 3.2(a) (i)-(iii) shall include the right to grant sublicenses (or further rights of reference) through multiple tiers of Sublicensees, subject to the following:

(i)          The terms of any such sublicense or further rights of reference shall be in accordance with the terms and conditions of this Agreement. With regard to all Sublicenses granted by AgeX pursuant to the rights granted to it by BioTime under this Agreement, (i) AgeX may not grant to any Sublicensee any right to maintain BioTime Licensed Patents, defend claims brought by Third Parties that the Exploitation of BioTime Technology Rights infringes the Third Party’s Intellectual Property Rights, or commence any legal action against any Third Party for infringement of BioTime Licensed Patents and (ii) AgeX shall notify BioTime in writing prior to its entry into a sublicense, identifying the Sublicensee, and the territory and the scope of the rights granted to the sublicensee, not later than [*] Business Days prior to such sublicense is expected to be executed;

(ii)         Notwithstanding the grant of any such sublicense or further rights of reference hereunder, AgeX shall remain solely responsible to BioTime for the performance of its obligations under the terms hereof and for any breach of such obligations, whether such breach shall be caused by AgeX or any Sublicensee.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.3           AgeX Grants to BioTime.

(a)           Exclusive Option for BioTime Exclusive Field.  AgeX hereby grants to BioTime an exclusive option to license or sublicense iTR Patents in the BioTime Exclusive Field.  BioTime shall exercise its option by delivering written notice to AgeX not later than the ten (10) year anniversary of the Effective Date.  If BioTime does not exercise the option within such time period, then AgeX shall be free to Research, Develop, or Exploit the AgeX IP in the BioTime Option Field or to license to a Third Party AgeX IP for Research, Development, or Exploitation in the BioTime Option Field;

(b)           Non-Exclusive Option for BioTime Non-Exclusive Field.  AgeX hereby grants to BioTime a non-exclusive option to license or sublicense iTR Patents in the BioTime Non-Exclusive Field.  BioTime shall exercise its option by delivering written notice to AgeX not later than the ten (10) year anniversary of the Effective Date.  If BioTime does not exercise the option within such time period, then AgeX shall be free to Research, Develop, or Exploit the AgeX IP in the BioTime Option Field or to license to a Third Party AgeX IP for Research, Development, or Exploitation in the BioTime Option Field; and

(c)           AgeX Assignment of Rights to BioTime.  To the maximum extent permitted by Applicable Law, AgeX shall, sell, convey, transfer and assign to BioTime any and all of AgeX’s right, title and interest in the Joint Patent Rights that are exclusively related to and claim only BioTime Exclusive Field indications.  An assignment suitable for filing with patent office’s worldwide is attached as Exhibit G.

(d)           If BioTime exercises an option under 3.3(a) or 3.3(b) hereunder, BioTime shall provide written notice to AgeX (such notice to AgeX, the “BioTime Option Initiating Notice”).  Then the Parties shall negotiate in good faith to reach agreement on a term sheet containing commercially reasonable terms with respect to such a license or sublicense for up to [*] Calendar Days commencing on the date of the BioTime Option Initiating Notice to AgeX.  If the parties agree to a term sheet for such rights within such [*] Calendar Day period, then the Parties shall negotiate in good faith towards a definitive agreement containing commercially reasonable terms for such a transaction, consistent with the agreed upon term sheet, for a period of up to an additional [*] Calendar Days following the date on which the Parties agreed on such term sheet.  If the Parties do not (i) agree on a term sheet within the applicable [*] Calendar Day period following such Interest Notice, or (ii) enter into a definitive agreement within the [*] Calendar Day period following the Parties’ agreement on a term sheet therefor, then BioTime’s option rights that were the subject of such negotiations shall expire and be of no further force or effect.

(e)           Sublicense Rights; Further Rights of Reference.  The rights and options granted by AgeX to BioTime under this Section 3.3 shall include the right to grant sublicenses (or further rights of reference) through multiple tiers of Sublicensees, subject to the following:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)          The terms of any such sublicense shall be in accordance with the terms and conditions of this Agreement. With regard to all sublicenses granted by BioTime pursuant to the rights granted to it by AgeX under this Agreement, BioTime shall notify AgeX  not later than ten (10) Business Days after such sublicense is executed, identifying the sublicensee and the territory and scope of the rights granted to the Sublicensee; and

(ii)         Notwithstanding the grant of any such sublicense hereunder, BioTime shall remain solely responsible to AgeX for the performance of its obligations under the terms hereof and for any breach of such obligations, whether such breach shall be caused by BioTime or any Sublicensee.

(f)            For the avoidance of doubt, AgeX is free to enter into any material negotiations or agreements with any Third Party with respect to any sale, transfer, disposition or assignment with respect to any AgeX Product that is outside the BioTime Exclusive Field or BioTime Non-Exclusive Field, or outside the BioTime Option Field for the term of the option and BioTime will no longer have an option to such field.

3.4           Fees, Royalties, and Royalty Reports.  Terms and conditions, if any, regarding sublicense fees, royalty payments and royalty reports will be contained in the sublicenses granted hereunder.  Except as expressly stated in this Agreement, neither Party shall be entitled in any circumstances to withhold any money due to the other Party under the terms of this Agreement in respect of any possible (justified or unjustified) claims against the other Party related to this Agreement or any of the Related Agreements.

3.5           Taxes.  All payments under this Agreement shall be made without any deduction or withholding of or on account of any tax, duties, levies, or other charges by the paying Party unless such deduction or withholding is required by applicable law to be assessed against the non-paying Party.  If the paying Party is so required to make any deduction or withholding from payments due to the non-paying Party, the paying Party shall (a) promptly notify the non-paying Party of such requirement, (b) pay to the relevant authorities on the non-paying Party’s behalf the full amount required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against the non-paying Party, and (c) promptly forward to the non-paying Party an official receipt (or certified copy) or other documentation reasonably acceptable to the non-paying Party evidencing such payment to such authorities.

3.6           Records.  Each Party shall, and shall cause its Affiliates and Sublicensees to, maintain during the term of this Agreement normal accounting books (in accordance with normal accounting practices containing accurate details of all sales by a Party and its Affiliates and Sublicensees and of the calculation of Net Sales and the royalty payments due hereunder.  BioTime or AgeX, respectively, shall have the right, during the term of the Agreement and for one (1) year following the expiration or termination of the Agreement, upon reasonable notice during normal working hours to cause qualified professional accountants of its choice to inspect the books and records and any other documentation and records maintained by Licensee or its Affiliates or Sublicensees relevant to the calculation of any royalty payable under this Agreement.  The accountants shall provide a copy of their report to each Party.  The cost of the above accountants’ inspections shall be borne by the Party requesting the inspection save only where any such inspection reveals a discrepancy in excess of five percent (5%) of royalties due and payable, in which event the costs shall be borne by the Licensee, provided that:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)           such inspection shall not take place more than once in each Calendar Year; and

(b)           such inspection shall only be in respect of records and accounts for the period of three (3) years preceding the date of such inspection and the Licensee shall not be required to retain records for any period exceeding three (3) years.

If any such inspection reveals that there has been an underpayment or overpayment of royalties, the Licensee shall promptly pay to the Licensor the full amount of the underpayment or the Licensor shall promptly pay to the Licensee the full amount of the overpayment, as applicable; provided, however, that if the Licensee or Licensor has a reasonable good faith objection to the calculation of the underpayment or overpayment, the Parties shall discuss the dispute in good faith and seek to reach resolution on whether there was an underpayment or overpayment of royalties, and if so, the amount of such underpayment or overpayment. If the Parties are unable to resolve such dispute, then it shall be resolved through the dispute resolution procedures set forth in Article 18.

Article 4.

GOVERNING PRINCIPLES AND UNDERSTANDINGS

4.1           Cooperation.  The intention of the Parties is that AgeX shall have the  rights granted in Section _ of this Agreement, and that BioTime shall have the rights granted in Section _ of the Agreement. BioTime shall not take any action to adversely affect AgeX’s rights. AgeX shall not take any action to adversely affect BioTime’s rights.

4.2           Subject to the terms and conditions of this Agreement, the activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity.

4.3           Licenses and Export Control.

(a)           This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time.  Each Party agrees that it shall not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with applicable law.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Each Party shall procure and maintain all export and other governmental licenses and permits required for the grant to the other Party of the rights and licenses granted in Article 3, and shall comply with all other laws and regulations and government directives relating to the grant of rights under the terms of this Agreement to ensure that the other Party shall be entitled to exercise the rights granted to it free of any restriction, other than the restrictions expressly set forth in this Agreement.

Article 5.

 [RESERVED]

Article 6.

PATENT MATTERS AND INTELLECTUAL PROPERTY RIGHTS

6.1           No Assignment of Ownership Rights.

(a)           The licenses and sublicenses granted pursuant to this Agreement shall not constitute an assignment of the BioTime Licensed Patents, BioTime Sublicensed Patents, BioTime’s interest in the Joint Patents, the BioTime Licensed Know-How, or BioTime Sublicensed Know-How  to AgeX, nor a grant of any ownership right or title therein or any other right other than the rights specifically granted to the BioTime Licensed Patents, BioTime Sublicensed Patents, BioTime Licensed Know-How, or BioTime Sublicensed Know-How in accordance with the terms of this Agreement.  Nothing contained in this Agreement shall be construed as conferring upon AgeX by implication, estoppel or otherwise any license, express or implied, or other rights under any trademark, service mark, copyright, Patent or unpatented technology belonging or licensed to BioTime, except the rights expressly granted to AgeX hereunder.

(b)           The licenses granted pursuant to this Agreement shall not constitute an assignment of the AgeX Licensed Patents, AgeX Licensed Know-How, or AgeX’s interest in the Joint Patentsto BioTime, nor a grant of any ownership right or title therein or any other right other than the rights specifically granted to the AgeX Licensed Patents or AgeX Licensed Know-How in accordance with the terms of this Agreement.  Nothing contained in this Agreement shall be construed as conferring upon BioTime by implication, estoppel or otherwise any license, express or implied, or other rights under any trademark, service mark, copyright, Patent or unpatented technology belonging to AgeX, except the rights expressly granted to BioTime hereunder.

6.2           Preparation, Filing, Maintenance and Prosecution of Patents.

(a)           BioTime Licensed Patents. BioTime shall have the right, but not the obligation, to prepare, file, prosecute and maintain the BioTime Licensed Patents,  provided that,  BioTime shall (i) provide to AgeX copies of all communications sent or to be sent to or received from any patent office pertaining to such BioTime Licensed Patents, including draft patent applications, filing receipts, office actions, responses or amendments, and notices of allowance; (ii) keep AgeX reasonably informed on a continuous basis in respect of its actions under this Section 6.2(a); and (iii) solicit and reasonably consider any AgeX proposals in respect of BioTime’s actions under this Section 6.2(a).  Fees and expenses for prosecution of the BioTime Licensed Patents primarily related to the BioTime Exclusive Field will be paid fully by BioTime. Fees and expenses for prosecution of the BioTime Licensed Patents primarily related to the AgeX Field will be paid fully by AgeX.  To the extent a Licensed Patent is related to both the BioTime and AgeX fields, the Parties agree to pay the reasonably allocated expenses associated with the prosecution and maintenance of the Licensed Patent.  Whenever possible, AgeX shall be afforded at least [*] Business Days prior to the earlier of the expiration of any shortened statutory period for response or the anticipated filing date to review and comment upon the text of any such communication.  AgeX has the right to request BioTime to file and prosecute reasonable claims in the BioTime Licensed Patents.  BioTime agrees to promptly file, within [*] days, the requested claims in a continuation application.  AgeX agrees to pay all reasonable fees and expenses associated therewith.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           BioTime Sublicensed Patents.  To the extent permissible under a particular license, BioTime shall (i) provide to AgeX copies of all communications sent or to be sent to or received from any patent office pertaining to such BioTime Sublicensed Patents, including draft patent applications, filing receipts, office actions, responses or amendments, and notices of allowance; (ii) keep AgeX reasonably informed on a continuous basis in respect of its actions under this Section 6.2(b); and (iii) solicit and reasonably consider any AgeX proposals in respect of BioTime’s actions under this Section 6.2(b).  Fees and expenses for prosecution of the BioTime Licensed Patents primarily related to the BioTime Exclusive Field will be paid fully by BioTime. Fees and expenses for prosecution of the BioTime Licensed Patents primarily related to the AgeX Field will be paid fully by AgeX.  To the extent a Licensed Patent is related to both the BioTime and AgeX fields, the Parties agree to pay the reasonably allocated expenses associated with the prosecution and maintenance of the Licensed Patent.    Whenever possible, AgeX shall be afforded at least [*]  Business Days prior to the earlier of the expiration of any shortened statutory period for response or the anticipated filing date to review and comment upon the text of any such communication.  AgeX has the right to request BioTime to file and prosecute reasonable claims in the BioTime Licensed Patents.  BioTime agrees to promptly file, within [*] days, the requested claims in a continuation application.  AgeX agrees to pay all reasonable fees and expenses associated therewith.

(c)           Joint Patents. The Parties shall discuss in good faith, and thereupon implement, a mutually agreeable patent strategy with respect to all Joint Patents and Joint Know-How that may be patentable.  With respect to all Joint Patents and Joint Know-How for which the Parties agree patent prosecution should be sought, the Parties shall cooperate in the preparation, filing and prosecution of patent applications (including provoking, instituting or defending inter partes review, interference, opposition, revocation, reexamination, derivation, and similar proceedings related to the Joint Patents), and shall discuss and agree on the content and form of relevant patent applications and any other relevant matters before such applications are made.  Each Party shall consider in good faith any comments from the other Party regarding steps to be taken to strengthen any Joint Patent.  BioTime shall serve as the lead Party to prosecute and maintain all applications covering Joint Patents in the BioTime Exclusive Field or BioTime Non-Exclusive Field and in the BioTime Option Field during the term of the option and for any Joint Patent covering a BioTime Product (including provoking, instituting or defending inter partes review, interference, opposition, revocation, reexamination and similar proceedings related to the Joint Patents), the Parties to share equally in the expense.  In the event that the Parties’ respective patent counsel, after good faith discussions, cannot agree with respect to any decision to be made regarding the prosecution and maintenance of the Joint Patents, BioTime shall make the decision.  Notwithstanding the foregoing, the Parties shall not prosecute a Joint Patent in a manner that would be inconsistent with the prosecution of a corresponding Joint Patent.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)           AgeX Licensed Patents.  AgeX shall have the right, but not the obligation, to prepare, file, prosecute and maintain the AgeX Licensed Patents, provided that, AgeX shall (i) provide to BioTime copies of all communications sent or to be sent to or received from any patent office pertaining to such AgeX Licensed Patents, including draft patent applications, filing receipts, office actions, responses or amendments, and notices of allowance; (ii) keep BioTime reasonably informed on a continuous basis in respect of its actions under this Section 6.2(d); and (iii) solicit and reasonably consider any BioTime proposals in respect of AgeX’s actions under this Section 6.2(d).   Fees and expenses for prosecution of the BioTime Licensed Patents primarily related to the BioTime Exclusive Field will be paid fully by BioTime. Fees and expenses for prosecution of the BioTime Licensed Patents primarily related to the AgeX Field will be paid fully by BioTime.  All other expenses will be shared equally by the Parties.  Whenever possible, BioTime shall be afforded at least [*] Business Days prior to the earlier of the expiration of any shortened statutory period for response or the anticipated filing date to review and comment upon the text of any such communication.  BioTime has the right to request AgeX to file and prosecute reasonable claims.  AgeX agrees to promptly file, within [*] days, the requested claims in a continuation application.  BioTime agrees to pay all reasonable fees and expenses associated therewith.

(e)           AgeX will be billed the reasonable, documented costs and fees and other charges incurred by BioTime, as provided in Sections 6.2(a), 6.2(b) and 6.2(c), with respect to the preparation, prosecution, maintenance, and defense of the Patents.  Payment by AgeX is due within [*] days of receipt of invoice from the selected patent attorney or from BioTime.

6.3           Patent Applications. AgeX shall promptly disclose to BioTime in writing the filing of all Patent applications by AgeX or its Affiliates regarding any invention, development or discovery that constitutes AgeX Technology Rights reasonably useful or necessary for the Exploitation of BioTime Products or Joint Technology Rights; and BioTime shall promptly disclose to AgeX in writing the filing of all Patent applications by BioTime or its Affiliates regarding of any invention, development or discovery that constitutes BioTime Technology Rights or are reasonably useful or necessary for the Exploitation of AgeX Products in the AgeX Field or Joint Technology Rights.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.4           Either Party shall, prior to the abandonment of any Patent, or patent application with no pending application claiming priority thereto, promptly, within 30 days if possible, advise the other Party of such proposed abandonment in writing.  The other Party has the right, but not the obligation to assume the prosecution and maintenance of any such Patent at its sole expense.

6.5           Ownership of Intellectual Property.

(a)           Ownership of Intellectual Property Created Exclusively by a Single Party.  As between the Parties,

(i)          BioTime own all right, title and interest in and to all Patents, Know-How and other Intellectual Property Rights created or conceived solely by or on behalf of BioTime or its Affiliates other than AgeX and AgeX’s subsidiaries, and their respective employees, agents or independent contractors, or its Sublicensees (other than other than AgeX and AgeX’s subsidiaries), and;

(ii)         AgeX shall own all right, title and interest in and to all Patents, Know-How and other Intellectual Property Rights created or conceived solely by or on behalf of AgeX or its Subsidiaries, and their respective employees, agents or independent contractors, or its Sublicensees (other than BioTime).

(iii)        Within ninety (90) days after the Effective Date, BioTime shall deliver to AgeX copies of all of the BioTime Licensed Know-How relevant to AgeX’s rights under this agreement. Within ninety (90) days after the execution of a license agreement pertaining to the BioTime Option Field or any PureStem cell line, AgeX will deliver to BioTime copies of all of the AgeX Licensed Know-How that has been reduced to practice which has not previously been provided to BioTime for the limited purpose of enabling BioTime to exercise the licenses to such AgeX Licensed Know-How granted under such license agreement. For the avoidance of doubt, any invention conceived and/or reduced to practice prior to the Effective Date of this Agreement shall be owned by BioTime.  Thereafter, each Party shall promptly disclose to the other Party in writing all Patents and Know-How created or conceived solely by or on behalf of it, its Affiliates and their respective employees, agents or independent contractors, and its Sublicensees (other than the other Party and its Affiliates) in connection with the performance of their responsibilities or the exercise of their rights under this Agreement and that are necessary or reasonably useful to exploit the rights granted herein.

(b)           Ownership of Intellectual Property Created Jointly by the Parties.  As between the Parties, the Parties shall each own an equal, undivided interest in Joint Patents, Joint Know-How, and any other Intellectual Property Rights discovered, created or authored jointly by employees or agents of AgeX or its Affiliates or Sublicensees, on the one hand, and employees or agents of BioTime or its Affiliates or Sublicensees, on the other hand.  Such ownership by a Party of joint ownership of Joint Technology Rights shall not modify, limit or otherwise affect any rights of exclusivity in respect of Joint Technology Rights that may have been granted by such Party to the other Party hereunder.  Except pursuant to such licenses and other rights as are granted by each Party to the other Party under this Agreement, neither Party shall license or otherwise Exploit any Joint Technology Rights anywhere in the world without the prior written consent of the other Party.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           United States Law. For purposes of this Agreement, the determination of the inventorship of any invention, development or discovery and any Patent claiming such invention, development or discovery and the authorship or creation of any copyright material shall be made in accordance with applicable law in the United States.

6.6           Dispute Resolution. If there is a difference of view between the Parties regarding the inventorship, ownership or validity of any Intellectual Property Rights, the Parties shall endeavor to resolve the matter without litigation or other legal proceedings. Such efforts shall include a presentation by each Party to the chief executive officers of the Parties (or their designees) in an effort to reach resolution of the matter, unless such presentation would materially prejudice the presenting Party.  If a Party concludes that the dispute cannot be resolved by the chief executive officers (or their designees) of the Parties, that Party shall provide a written demand for arbitration to the other Party and such dispute shall thereafter be resolved by arbitration pursuant to the procedures set forth in Article 13.

6.7           Infringement Claims by Third Parties.

(a)           Defense of Third Party Claims.  If a Third Party asserts that a Patent or other Intellectual Property Right owned or controlled by the Third Party is infringed by the Exploitation of a product of either Party as contemplated by this Agreement, then the Party first obtaining knowledge of such a claim shall immediately provide the other Party notice of such claim along with the related facts in reasonable detail.  Each Party shall be responsible for defending itself in any litigation in which it is a named defendant.  If only one Party is a named defendant in any litigation commenced by a Third Party and the other Party is not a named defendant, the right to raise counterclaims against the plaintiff with regard to Patents owned by the other Party shall be reasonably discussed between the parties, provided, however, that if the Parties, acting in good faith, cannot reach agreement with respect to a whether to assert a counterclaim with regard to rights arising under any such patent, then the Party owing the patent shall have the right to determine whether or not to assert such counterclaim.  If both BioTime and AgeX are named as joint defendants, BioTime and AgeX shall cooperate with each other to develop a defense strategy for the Product, including the decision to assert possible counterclaims, provided, however, that if the Parties, acting in good faith, cannot reach agreement with respect to a whether to assert a counterclaim with regard to rights arising under any such patent, then the Party owing the patent shall have the right to determine whether or not to assert such counterclaim.  The Parties shall confer with each other to decide which Party shall control the defense of litigation in which AgeX and BioTime are both named as defendants. In respect of any defense of an action pursuant to this Section 6.6(a), the defending Party shall solicit and reasonably consider the other Party’s proposals in respect of litigation strategy.  In any such action, the non-controlling Party shall have the right, at its own expense, to be represented in such action by counsel of its own choice.  Except as otherwise contemplated above in this Section, any recovery will first reimburse each party its reasonable fees and expenses in defending or enforcing a claim or counterclaim.  The remainder of the recovery will then be divided reasonably according to an allocation determined by the Parties after a good faith discussion.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Settlement of Third Party Claims.  The Party that controls the defense of a given claim or counterclaim shall also have the right to control settlement of such claim, subject to the restrictions set forth in Section 6.8.

(c)           Assistance.  Each Party shall provide to the other Party all reasonable assistance requested by the other Party in connection with any action, claim or suit under this Section 6.6, at the requesting Party’s expense, including allowing such other Party access to the assisting Party’s files and documents and to the assisting Party’s personnel who may have possession of relevant information.  In particular, the assisting Party shall promptly make available to the other Party all information in its possession or control that it is aware shall assist the other Party in responding to any such action, claim or suit.

6.8           Enforcement of Patents.

(a)           Enforcement of BioTime Sublicensed Patents.  The terms and conditions related to the enforcement of BioTime Sublicensed Patents are contained in each separate sublicense.

(b)           Enforcement of BioTime Licensed Patents. Except as provided in this Section 6.7(b), BioTime shall have the sole right (but not the obligation), on behalf and in the name of AgeX and/or on behalf of itself and in its name, to bring and control any action or proceeding, or enter into any settlement or voluntary disposition, with respect to any alleged, threatened or actual infringement of any BioTime Licensed Patent by a Third Party.  If BioTime does not bring or does not continue pursuing an action or proceeding against, enter into a settlement with respect to, or otherwise cause the cessation of such an infringement of any BioTime Licensed Patent by or after one hundred twenty (120) days following the notice of alleged infringement, then AgeX shall have the right to bring and control an infringement action under the applicable BioTime Licensed Patent, or enter into a settlement agreement, with respect to such infringement at its own expense and by counsel of its own choice, except that AgeX shall only settle or enter into any form of voluntary disposition of any infringement claim subject to this Section 6.8(b) with BioTime’s prior written consent, such consent not to be unreasonably withheld, provided that any such settlement or voluntary disposition which (i) admits fault or wrongdoing, or incurs liability, on the part of BioTime, (ii) materially limits the scope, validity, or enforceability of any of the BioTime Licensed Patents, or (iii) grants a license or sublicense to use any BioTime Licensed Patents, shall require BioTime’s prior written consent, which BioTime may withhold in its sole discretion acting in good faith.  Notwithstanding anything to the contrary, if BioTime is entering into a settlement with a Third Party regarding infringement that materially relates to the AgeX Field, BioTime shall not settle without the prior written consent of AgeX, which consent shall not be unreasonably withheld.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           Enforcement of AgeX Licensed Patents.  Except as provided in this Section 6.7(c), AgeX shall have the sole right (but not the obligation), on behalf and in the name of BioTime and/or on behalf of itself and in its name, to bring and control any action or proceeding, or enter into any settlement or voluntary disposition, with respect to any alleged, threatened or actual infringement of any AgeX Licensed Patent by a Third Party.  If AgeX does not bring or does not continue pursuing an action or proceeding against, enter into a settlement with respect to, or otherwise cause the cessation of such an infringement of any AgeX Licensed Patent by or after one hundred twenty (120) days following the notice of alleged infringement, then BioTime shall have the right to bring and control an infringement action under the applicable AgeX Licensed Patent, or enter into a settlement agreement, with respect to such infringement at its own expense and by counsel of its own choice, except that BioTime shall only settle or enter into any form of voluntary disposition of any infringement claim subject to this Section 6.7(c) with AgeX’s prior written consent, such consent not to be unreasonably withheld, provided that any such settlement or voluntary disposition which (i) admits fault or wrongdoing, or incurs liability, on the part of AgeX, (ii) materially limits the scope, validity, or enforceability of any of the AgeX Licensed Patents, or (iii) grants a license or sublicense to use any AgeX Licensed Patents shall require AgeX’s prior written consent, which AgeX may withhold in its sole discretion acting in good faith.  Notwithstanding anything to the contrary, if AgeX is entering into a settlement with a Third Party regarding infringement that materially relates to the BioTime Exclusive Field, AgeX shall not settle without the prior written consent of BioTime, which consent shall not be unreasonably withheld.

(d)           Patent Challenges.  For the avoidance of doubt, the provisions of this Section 7.7 shall apply in respect of challenges by a Third Party of the validity or enforceability (whether pursuant to an inter partes review, the Hatch-Waxman Act or any other relevant regulatory or statutory framework that may govern) of Patents addressed in this Section 7.7 as though such challenge of the validity or enforceability of such Patents constituted an infringement or alleged infringement of such Patents.

6.9           Restrictions on Settlement with Third Parties. The Party that controls the defense or prosecution of a given claim under Sections 6.6 or 6.7 shall also have the right to control settlement of such claim; provided, however, that (a) no settlement shall be entered into by such controlling Party without the prior written consent of the non-controlling Party if such settlement would adversely affect or diminish the rights and benefits of the non-controlling Party under this Agreement, impose any new obligations or adversely affect any obligations of the non-controlling Party under this Agreement, or adversely affect the validity or enforceability of the Patents or other Intellectual Property Rights of such non-controlling Party and (b) the controlling Party shall not be entitled to settle any such Third Party claim by granting a license or covenant not to sue under or with respect to the non-controlling Party’s Intellectual Property Rights without the prior written consent of the non-controlling Party.

6.10         Disclaimers.  Nothing in this Agreement shall be construed as an obligation for either Party to bring or prosecute actions or suits against Third Parties for infringement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article 7.

CONFIDENTIALITY

7.1           Confidentiality, Use and Non-Disclosure Obligations.

(a)           Confidentiality, Use and Non-Disclosure Obligations of AgeX.  During the term of this Agreement and for a period of ten (10) years after termination or expiration hereof, AgeX shall keep secret and confidential, and shall use all reasonable efforts to ensure that the same is kept confidential by its Affiliates and Sublicensees, all BioTime Technology Rights and other Confidential Information disclosed to it by BioTime and all Joint Technology Rights (“BioTime Confidential Information”) and shall not use the same for any purpose other than the exercise of the licenses and other rights granted to it by BioTime under this Agreement or the performance of its obligations under this Agreement or disclose the same to any Third Party other than (a) as may be required in connection with the performance of its obligations under this Agreement or any of the Related Agreements or (b) as otherwise set forth in Section 7.3.  Without limiting the foregoing, AgeX agrees that it shall take the same level of measures to protect the confidentiality of BioTime Confidential Information which it takes with respect to AgeX’s own confidential and proprietary information, but not less than reasonable care.

(b)           Confidentiality, Use and Non-Disclosure Obligations of BioTime. During the term of this Agreement and for a period of ten (10) years after termination or expiration hereof, BioTime shall keep secret and confidential, and shall use all reasonable efforts to ensure that the same is kept confidential by its Affiliates and Sublicensees all AgeX Technology Rights and other Confidential Information disclosed to BioTime by AgeX and all Joint Technology Rights (“AgeX Confidential Information”) and shall not use the same for any purpose other than the exercise of the licenses and other rights granted to it by AgeX under this Agreement or the performance of its obligations under this Agreement or disclose the same to any Third Party other than (a) as may be required in connection with the performance of its obligations under this Agreement or any of the Related Agreement (b) as otherwise set forth in Section 7.3.  Without limiting the foregoing, BioTime agrees that it shall take the same level of measures to protect the confidentiality of AgeX Confidential Information which it takes with respect to BioTime’s own confidential and proprietary information, but not less than reasonable care.

7.2           Exceptions to Confidentiality and Non-Disclosure Obligations.  Notwithstanding the obligations contained in Section 7.1(a) and Section 7.1(b), Confidential Information shall not include any information that:

(a)           shall be in the public domain prior to disclosure to the receiving Party, or shall enter the public domain after the Effective Date otherwise than by reason of the fault, negligence or wrongful act of the receiving Party;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           the receiving Party can show was in its possession free of any obligation of confidentiality prior to the date of receipt or was independently developed by employees of the receiving Party without reference to the information disclosed by the disclosing Party, except that BioTime may not use this provision as a defense if the Confidential Information is AgeX Confidential Information contributed to AgeX in the Asset Contribution Agreement; or

(c)            is subsequently received by the receiving Party from a Third Party who is not bound by any obligation of confidentiality with respect to said information;

Specific aspects or details of BioTime Confidential Information or AgeX Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party.  Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination and its principles are in the public domain or in the possession of the receiving Party.

7.3           Permitted Disclosures.  Each Party may disclose Confidential Information to the extent that such disclosure is:

(a)           Made pursuant to a valid and effective subpoena or order issued by a court of competent jurisdiction or other legal process or other supra-national, federal, national, regional, state, provincial or local governmental or regulatory body of competent jurisdiction or, if in the reasonable opinion of the receiving Party’s legal counsel, such disclosure is otherwise required by law, provided that it shall (a) immediately notify the other Party that it is subject to such legally required disclosure, (b) consult with the other Party on the advisability of taking legally available steps to resist or narrow such compelled disclosure, (c) reasonably assist the other Party, at its request, in its efforts to obtain an appropriate protective order or other reliable assurance that confidential treatment shall be accorded to its Confidential Information, to the extent such assistance is commercially reasonable, and (d) limit disclosure to the information that its legal counsel advises must be disclosed to comply with the legal requirement.

(b)           Made by the receiving Party to Regulatory Authorities as required in connection with any filing in relation to a Regulatory Approval or the prosecution or maintenance of any Patent; provided, however, that (a) such Party shall clearly mark its submission to the Regulatory Authorities with a notation making it clear that the filing contains confidential commercial information and trade secrets that are not for disclosure and (b)  reasonable measures shall be taken, to the extent available, to assure confidential treatment of such information and that where a receiving Party intends to disclose Confidential Information of the disclosing Party in relation to the prosecution or maintenance of any Patent, notice shall be provided to the disclosing Party prior to disclosure by the receiving Party.

(c)           Made by the receiving Party for purposes of enforcing claims that it may have against the other Party or its Affiliates, whether under this Agreement or otherwise; provided, however, that reasonable measures shall be taken, to the extent available, to assure confidential treatment of such information.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)           Made by the receiving Party or its Affiliates or Sublicensees to its or their respective attorneys, auditors, advisors, consultants, licensees, Sublicensees, and service providers that provide services relevant to the Party’s Research, Development or Exploitation of a product as contemplated in this Agreement (including contract manufacturers, or otherwise in connection with the performance by the receiving Party of its obligations or exercise of its rights as contemplated by this Agreement; provided, however, that such Persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this Article 7; provided further that each Party shall remain responsible for any failure by its Affiliates or Sublicensees or its or their respective attorneys, auditors, advisors, consultants, licensees, Sublicensees or service providers to treat such Confidential Information as required under this Article 7 (as if such Affiliates, attorneys, auditors, advisors, consultants, licensees, Sublicensees or service providers were Parties directly bound to the requirements of this Article 7).

(e)           Made by the receiving Party to existing or potential acquirers or merger candidates; investment bankers; or existing or potential investors, venture capital firms or other financial institutions or investors for purposes of obtaining financing, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this Article 7.

7.4           Return of Confidential Information.  Upon the termination of this Agreement, each Party shall return or destroy or make inaccessible all tangible copies of any Confidential Information provided to it by the other Party, provided, that their respective legal counsel may retain one (1) copy of such Confidential Information for use solely for the purpose of determining their respective rights and obligations under this Agreement.

7.5           Injunctive Relief.  Each Party acknowledges and agrees that the other Party’s Confidential Information constitutes unique and valuable trade secrets and that the unauthorized disclosure or use of the other Party’s Confidential Information would result in irreparable harm to the other Party for which monetary damages would be inadequate. Accordingly, the Parties agree that in the event of any breach or threatened breach of this Article 7, the non-breaching Party shall be entitled to obtain injunctive or other equitable relief from any court of competent jurisdiction in addition to all other remedies available to it, and the breaching Party shall not claim as a defense thereto that the non-breaching Party has an adequate remedy at law. In any such action for injunctive or equitable relief, the non-breaching Party shall not be required to post a bond or other security. The Parties hereby irrevocably consent to the jurisdiction of the courts of the State of California and the United States District Court for the Northern District of California, in either case sitting in the City of San Francisco, over any legal action brought under this Section 7.5.

7.6           Disclosure of Agreement; Press Releases.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)           BioTime and AgeX may disclose the terms of this Agreement in, and may file this Agreement as an exhibit to, any report or registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and with any foreign or state administrative agency or body under any foreign or state securities law.  In connection with any such filing, the Parties shall confer concerning whether an application for confidential treatment of any portion of this Agreement should be submitted but neither Party shall be obligated to seek confidential treatment of any portion of this Agreement the disclosure of which it determines to be material information requiring disclosure or as to which its legal counsel recommends disclosure.  If a request for confidential treatment is granted, neither Party shall publicly disclose the confidential information covered by such grant without the consent of the other Party.  In connection with the execution of this Agreement, BioTime may issue a press release or other public communication that includes information about this Agreement..

(b)           Press releases or other similar public communication by either Party relating to this Agreement shall be approved in advance by the other Party, which approval shall not be unreasonably withheld or delayed, except for those communications required by applicable law (provided that the other Party is given a reasonable opportunity to review and comment on any such press release or public communication in advance thereof), disclosures of information for which consent has previously been obtained, information that has been previously disclosed publicly in accordance with this Agreement, or as otherwise set forth in this Agreement.

7.7           Restrictions on Publication.  Each Party recognizes that the publication of papers regarding results of and other information regarding activities under this Agreement, including oral presentations and abstracts, may be beneficial to both Parties, provided such publications are subject to reasonable controls to protect each Party’s Confidential Information.  Without limiting the disclosures permitted by Section 7.3, it is the intent of the Parties to maintain the confidentiality of any Confidential Information of the non-publishing Party included in any patent application until such patent application has been filed.  Accordingly, AgeX shall have the right to review BioTime’s papers proposed for publication that materially relate to the AgeX Field and the AgeX Non-Exclusive Field, and BioTime shall have the right to review AgeX’s papers proposed for publication that materially relate to the BioTime Exclusive Field and the BioTime Nonexclusive Field, including any oral presentation or abstract, that contains Clinical Data, or pertains to results of Clinical Trials or other studies, which includes Confidential Information of the other Party.  Before any such paper is submitted for publication or an oral presentation is made, the publishing or presenting Party shall deliver a complete copy of the paper or materials for oral presentation to the other Party.  The other Party shall review any such paper and give its comments to the publishing Party within thirty (30) days of the delivery of such paper to the other Party.  With respect to oral presentation materials and abstracts, the other Party shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the publishing or presenting Party with appropriate comments, if any, but in no event later than fifteen (15) days from the date of delivery to the other Party.  If the other Party does not respond by the end of such period, its consent to publication of such papers or presentation of such materials shall be deemed to have been given. Notwithstanding anything to the contrary set forth herein, neither Party may publish any data or information of the other Party that is the other Party’s Confidential Information without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed.  A Party’s consent to publication or presentation may be conditioned on the publishing or presenting Party (a) complying with the other Party’s request to delete references to such other Party’s Confidential Information in any such paper and (b) withholding publication of any such paper or any presentation of same for an additional sixty (60) days in order to permit the other Party to obtain patent protection if the other Party deems it necessary.  Any publication shall include recognition of the contributions of the other Party according to standard practice for assigning scientific credit, either through authorship or acknowledgement, as may be appropriate.  Each Party shall use Commercially Reasonable Efforts to cause investigators and institutions participating in Clinical Trials with which it contracts to agree to terms substantially similar to those set forth in this Section 7.7, which efforts shall satisfy such Party’s obligations under this Section 7.7 with respect to such investigators and institutions.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article 8.

REPRESENTATIONS AND WARRANTIES; COVENANTS

8.1           General Representations.  Each Party hereby represents and warrants to the other as of the Effective Date as follows:

(a)           Duly Organized. It is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification, and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties, to execute, deliver and perform this Agreement, and to grant the rights and licenses granted in this Agreement.

(b)           Due Execution. The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of its stockholders, (b) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter or by-laws, or (c) result in a breach of or constitute a default under any agreement, mortgage, lease, license, permit, patent or other instrument or obligation to which it is presently a party or by which it or its assets may be bound or affected.

(c)           No Third Party Approval.  Except as contemplated herein, no authorization, consent, approval, license, exemption of, or filing or registration with, any court or governmental authority or regulatory body is required for the due execution, delivery or performance by it of this Agreement.

(d)          Binding Agreement.  This Agreement is a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms and conditions, except to the extent that enforcement may be limited by bankruptcy laws or other laws affecting the rights of creditors generally, and rules of law governing equitable remedies. Such Party is not under any obligation to any Person, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.2           AgeX’s Representations.  AgeX represents and warrants to BioTime as of the Effective Date that:

(a)           AgeX has the right to grant to BioTime the rights and options set forth in this Agreement.

8.3           BioTime’s Representations.  BioTime represents and warrants to AgeX that:

(a)           As of the Effective Date, BioTime is the sole owner of the entire right, title and interest in and to the BioTime Licensed Patents, free and clear of any liens, claims, encumbrances, restrictions and other legal or equitable claims of any kind or nature other than sublicenses to AgeX Affiliates or Third Parties.

(b)           BioTime has the right to grant to AgeX the rights, licenses and sublicenses set forth in this Agreement subject to the applicable notice provisions in the case of Related Agreements.

(c)           As of the date of this Agreement: (a) the BioTime Licensed Patents exist and are pending, and (b) to BioTime’s knowledge, there are no pending or threatened claims, judgments or settlements asserted against BioTime relating to the BioTime Licensed Patents.

8.4           Covenants.

(a)           AgeX shall comply with all applicable laws, rules and regulations relevant to the Exploitation of the AgeX Products.

(b)           BioTime shall comply with all applicable laws, rules and regulations relevant to the Exploitation of the BioTime Products.

8.5           Disclaimers of Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF NON-INFRINGEMENT.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article 9.

INDEMNIFICATION

Indemnification by BioTime. BioTime shall indemnify, defend and hold harmless AgeX, its subsidiaries and their respective officers, directors, employees and agents, from and against any and all costs, claims, damages and expenses (including reasonable attorneys’ fees and other expenses of legal proceedings) (collectively, “Claims”), in connection with any and all suits, actions, investigations, claims or demands of Third Parties arising from or occurring as a result of death or injury of any person caused or resulting from the use of any BioTime Product.  Notwithstanding the foregoing, BioTime shall not be required to indemnify AgeX, its Affiliates, and their respective officers, directors, employees and agents for any Claims to the extent such Claims are attributable to any of the matters as to which AgeX has an obligation to indemnify BioTime or for which AgeX’s negligence or willful misconduct contributed to the Claim.

9.1           Indemnification by AgeX. AgeX shall indemnify, defend and hold harmless BioTime, its Affiliates (other than AgeX and AgeX’s subsidiaries), and their respective officers, directors, employees and agents (each a “BioTime Indemnified Party”), from and against any and all Claims arising from or occurring as a result of the death or injury of any person caused or resulting (or allegedly caused or resulting) from the use of any AgeX Product.:

(a)           any default by AgeX of its obligations under this Agreement;

(b)           any breach by AgeX of any of its representations and warranties set forth in this Agreement; and

(c)           any negligent act or omission of AgeX in connection with the performance of its obligations under this Agreement;

Notwithstanding the foregoing, AgeX shall not be required to indemnify BioTime, its Affiliates, and their respective officers, directors, employees and agents for any Claim to the extent such Claim are attributable to any of the matters as to which BioTime has an obligation to indemnify AgeX or for which the negligence, willful misconduct, or violation of any law by any Person other than AgeX an AgeX Indemnified Party contributed to the death or injury that is the subject of the Claim.

9.2           Insurance. Each Party undertakes to effect and maintain appropriate and adequate insurance coverage to cover any and all matters for which it has agreed to provide indemnification to the other Party pursuant to this Agreement and shall, if and when required by the other Party, provide to the other Party evidence of such insurance coverage.

9.3           Indemnification Procedures.

(a)           Notice of Claim.  In the event of any claim, action or proceeding for which a Person is entitled to indemnity hereunder, the Person seeking indemnity (“Claimant”) shall promptly notify the relevant Party (“Indemnitor”) of such matter in writing, but in no event shall the Indemnitor be liable for any Claim that result from any delay in providing such notice.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Control of Defense.          As its option, Indemnitor may then assume responsibility for and shall have full control of such matter by giving notice to Claimant within thirty (30) days after the Indemnitor’s receipt of notice from Claimant.  The assumption of the defense of a Claim by the Indemnitor shall not be construed as an acknowledgment that Indemnitor is liable to indemnify Claimant in respect of the Third Party claim, nor shall it constitute a waiver by Indemnitor of any defenses it may assert against Claimant’s claim for indemnification.  Upon assuming the defense of a Third Party claim, Indemnitor may appoint as lead counsel in the defense of the Claim any legal counsel selected by Indemnitor.  In the event Indemnitor assumes the defense of a Third Party claim, Claimant shall immediately deliver to Indemnitor all original notices and documents (including court papers) received by Claimant in connection with the Third Party claim.  Should Indemnitor assume the defense of a Third Party claim, except as provided below, Indemnitor shall not be liable to Claimant for any legal expenses subsequently incurred by such Claimant in connection with the analysis, defense or settlement of the Third Party claim.  In the event that it is ultimately determined that Indemnitor is not obligated to indemnify, defend or hold harmless Claimant from and against the Third Party claim, Claimant shall reimburse Indemnitor for any and all costs and expenses (including attorneys’ fees and costs of suit) and any Third Party claims incurred by Indemnitor in its defense of the Third Party claim.  Without limiting the foregoing, any Claimant shall be entitled to participate in, but not control, the defense of such Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at Claimant’s own expense unless (a) the employment thereof has been specifically authorized by Indemnitor in writing, (b) Indemnitor has failed to assume the defense and employ counsel in accordance with this Section 14.4.2 (in which case Claimant shall control the defense) or (c) the interests of Claimant and Indemnitor with respect to such Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under applicable law, ethical rules or equitable principles.

(c)           Settlement.  With respect to any Claim relating solely to the payment of money damages in connection with a Claim and that shall not result in Claimant’s becoming subject to injunctive or other relief or otherwise adversely affecting the business of Claimant in any manner, and as to which Indemnitor shall have acknowledged in writing the obligation to indemnify Claimant hereunder, Indemnitor shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Claim, on such terms as Indemnitor, in its sole discretion, shall deem appropriate.  With respect to all other Claim, where Indemnitor has assumed the defense of the Claim in accordance with Section 9.4(b), Indemnitor shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Claim, provided it obtains the prior written consent of Claimant (which consent shall not be unreasonably withheld or delayed).  Indemnitor shall not be liable for any settlement or other disposition of a Claim by Claimant that is reached without the written consent of Indemnitor.  Regardless of whether Indemnitor chooses to defend or prosecute any Third Party claim, no Claimant shall admit any liability with respect to or settle, compromise or discharge, any Claim without the prior written consent of Indemnitor, such consent not to be unreasonably withheld or delayed.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)           Cooperation.  Regardless of whether Indemnitor chooses to defend or prosecute any Third Party claim, Claimant shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.  Such cooperation shall include access during normal business hours afforded to Indemnitor to, and reasonable retention by Claimant of, records and information that are reasonably relevant to such Third Party claim, and making employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and Indemnitor shall reimburse Claimant for all its reasonable out-of-pocket expenses in connection therewith.

(e)           Expenses.  Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by Claimant in connection with any claim shall be reimbursed on a calendar quarter basis by Indemnitor, without prejudice to Indemnitor’s right to contest Claimant’s right to indemnification and subject to refund in the event Indemnitor is ultimately held not to be obligated to indemnify Claimant.

9.4           Limitations on Liability. UNDER NO CIRCUMSTANCES SHALL A PARTY HERETO BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES IN RESPECT OF PERFORMANCE OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT ALL AMOUNTS THAT AN INDEMNIFIED PERSON IS REQUIRED TO PAY TO ANY THIRD PARTY AS THE RESULT OF A MATTER FOR WHICH SUCH INDEMNIFIED PERSON IS ENTITLED TO BE INDEMNIFIED UNDER THIS ARTICLE SHALL BE CONSIDERED TO BE DIRECT DAMAGES WHICH ARE INDEMNIFIABLE HEREUNDER.

Article 10.

FORCE MAJEURE

Neither Party shall be liable to the other Party for any failure or delay in performing any obligation under this Agreement (other than any payment or confidentiality obligations) when such failure or delay is caused by events beyond its reasonable control, including fire, flood, other natural disasters, acts of God, war, acts of terrorism, cyber-attack,  labor disturbances, interruption of transit, accident, explosion and civil commotion; provided that the Party so affected shall give prompt notice thereof to the other Party and shall use reasonable efforts to mitigate the adverse consequences thereof.  No such failure or delay shall terminate this Agreement, and each Party shall complete its obligations hereunder as promptly as reasonably practicable following cessation of the cause or circumstances of such failure or delay.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article 11.

COMMENCEMENT, DURATION AND TERMINATION

11.1         Term of Agreement. This Agreement shall come into force and effect on the Effective Date and, unless and until earlier terminated in accordance with the provisions set out below, shall continue until the longer of (a) the date of the expiration of last to expire patent rights licensed or sublicensed under this Agreement on a country-by-country basis and (b) the earlier of (i) neither Party is obligated to pay royalties in respect of a product developed that falls under the AgeX Licensed Patents, BioTime Licensed Patents, or Joint IP hereunder, at which point the Agreement shall expire; or if no products are developed, the Agreement shall expire on the date of expiration of the last to expire of patent rights licensed or sublicensed under this Agreement on a country-by-country basis.

11.2         Early Termination of the Agreement.

(a)           Either Party may terminate this Agreement following the material breach of any material provision hereof if the breaching Party shall have failed to remedy such breach within sixty (60) days after receipt of written notice from the non-breaching Party specifying such breach in reasonable detail and requesting remedy (or, if such breach cannot be cured within such sixty (60) day period, if the breaching Party does not commence actions to cure such default within such period and thereafter diligently continues such actions or if such breach is not otherwise cured within one hundred eighty (180) days after receipt of such notice, except in the case of a payment default, as to which the breaching Party shall have only a thirty (30) day cure period).

(b)           Either Party may terminate this Agreement upon written notice to the other Party should the other Party become the subject of proceedings involving bankruptcy, receivership, administration, insolvency, moratorium of payment, reorganization or liquidation, make any assignment for the benefit of the creditors or any equivalent measures in any relevant jurisdiction or admit in writing its inability to meet its financial obligations as they fall due in the ordinary course of business.

11.3         License Survival During Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by BioTime or AgeX are, and shall otherwise be deemed to be, for purposes of Paragraph 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Paragraph 101(35A) of the United States Bankruptcy Code.  The Parties agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party, including under the United States Bankruptcy Code, the Party hereto that is not a party to such proceeding (the “Non-subject Party”) shall retain and may fully exercise all of its rights and elections under the United States Bankruptcy Code or any similar provision of law of any jurisdiction outside the United States, subject to performance by the Non-subject Party of its obligations under this Agreement. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party, including under the United States Bankruptcy Code, the Non-subject Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, if not already in such Non-subject Party’s possession, and that such materials shall be promptly delivered to such Non-subject Party upon any such commencement of a bankruptcy proceeding upon written request therefor by such Non-subject Party.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article 12.

PERIOD SUBSEQUENT TO THE TERMINATION OF THE AGREEMENT

12.1         Effect of Termination. Upon the termination of this Agreement:

(a)           Subject to Section 12.2:

(b)           Each Party shall return the other Party’s Confidential Information.

12.2         Effect of Termination on Sublicenses.

(a)           Termination by AgeX.

(i)          Any and all sublicense agreements entered into by AgeX or any of its Affiliates with a Sublicensee pursuant to Section 3.2(d) shall survive the termination of this Agreement by AgeX, except to the extent that any such Sublicensee under any such sublicense agreement is in material breach of this Agreement or such sublicense agreement, in which case BioTime shall have the right to terminate any such sublicense agreement in its entirety.

(ii)         Any and all sublicense agreements entered into by BioTime or any of its Affiliates with a Sublicensee pursuant to Section 3.3(d) shall survive the termination of this Agreement by AgeX, except to the extent that any such Sublicensee under any such sublicense agreement is in material breach of this Agreement or such sublicense agreement, in which case AgeX shall have the right to terminate any such sublicense agreement in its entirety.  Following any such termination of this Agreement by AgeX pursuant to Section 12.2(a), BioTime shall, at the request of AgeX, assign any such sublicense agreement (to the extent not terminated pursuant to the preceding sentence) to AgeX or its designated Affiliate and, upon such assignment, AgeX or its Affiliate, as applicable, shall assume such sublicense agreement, as applicable.

(b)          Termination by BioTime.

(i)          Any and all sublicense agreements entered into by BioTime or any of its Affiliates with a Sublicensee pursuant to Section 3.3(d) shall survive the termination of this Agreement by BioTime, except to the extent that any such Sublicensee under any such sublicense agreement is in material breach of this Agreement or such sublicense agreement, in which case AgeX shall have the right to terminate any such sublicense agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)          Any and all sublicense agreements entered into by AgeX or any of its Affiliates with a Sublicensee pursuant to Section 3.2(d) shall survive the termination of this Agreement by BioTime, except to the extent that any such Sublicensee under any such sublicense agreement is in material breach of this Agreement or such sublicense agreement, in which case BioTime shall have the right to terminate any such sublicense agreement in its entirety.  Following any such termination of this Agreement by BioTime pursuant to Section 12.2(b), AgeX shall, at the request of BioTime, assign any such sublicense agreement (to the extent not terminated pursuant to the preceding sentence) to BioTime or its designated Affiliate and, upon such assignment, BioTime or its Affiliate, as applicable, shall assume such sublicense agreement, as applicable.

12.3         Survival. The following provisions shall survive the expiration of this Agreement or the termination of this Agreement in its entirety: Articles 2, 6, 7, and 9 and Sections 16.5 and 16.12.  Without limiting the foregoing, all such other provisions which by their terms are intended to survive the expiration or termination of this Agreement shall so survive in accordance with their terms.

12.4         Accrued Rights.  Termination or expiration of this Agreement for any reason shall be without prejudice to any right which shall have accrued to the benefit of either Party prior to such termination or expiration, including damages arising from any breach under this Agreement.  Such termination or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of this Agreement.

Article 13.

DISPUTE RESOLUTION

13.1         Good Faith Discussions.  In the event that any controversy or claim shall arise between the Parties under, out of, in connection with, or relating to this Agreement or the breach thereof, the Party initiating such controversy or making such claim shall provide to the other Party written notice containing a brief and concise statement of the initiating Party’s claims, together with relevant facts supporting them. During a period of sixty (60) days, or such longer period as may be mutually agreed upon in writing by the Parties, following the date of said notice, the Parties shall make good faith efforts to settle the dispute.  Such efforts may include, but shall not be limited to, full presentation of both Parties’ claims and responses, with or without the assistance of counsel, before the chief executive officers (or their designees) of the Parties.

13.2         Arbitration.  In the event that the Parties have been unable to reach accord using the procedures set forth in Section 13.1 and only if such is the case, either Party may seek final resolution of the matter through binding arbitration, and only through binding arbitration.  The failure of a Party to comply with the provisions of Section 13.2 with respect to any controversy or claim shall constitute an absolute bar to the institution of any proceedings, by arbitration or otherwise, with respect to such controversy or claim.  Any such arbitration shall be held in San Francisco, California in the English language before a panel of three (3) arbitrators in accordance with the then existing Rules of Arbitration of the American Arbitration Association (the “AAA”) and judgment upon the award rendered by the arbitrators may be entered or enforced in any court having jurisdiction thereof.  In any arbitration proceeding hereunder, each Party shall select one arbitrator and the arbitrators selected by the Parties shall then select a third arbitrator, who shall have at least fifteen (15) years’ experience in pharmaceutical patent licensing.  The arbitrators shall permit the Parties to have discovery to the extent permitted by the rules of the AAA.  The decision of the arbitrators shall be final and binding on the Parties and shall be accompanied by a written opinion of the arbitrators explaining the arbitrators’ rationale for their decision.  The intent of the Parties is that except for the entering of an arbitration order in a court of competent jurisdiction, disputes shall be resolved finally in arbitration as provided above, without appeal, and without recourse to litigation in the courts.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.3         Exceptions.  Notwithstanding the foregoing provisions of Sections 13.1 and 13.2, either Party may initiate an action before any court having competent jurisdiction in order to obtain interim or conservatory relief, such as an order to preserve the status quo and to avoid incurring irreparable harm pending the resolution of any dispute that is submitted to arbitration, to prevent or enjoin a breach or threatened breach of confidentiality or to enforce provisions of this Agreement relating to ownership rights in intellectual property without complying with the procedures set forth in Sections  13.1 and 13.2.

Article 14.

ASSIGNMENT

14.1         Binding Effect. This Agreement shall be binding upon and inure to the benefit of Parties hereto and their respective successors and permitted assigns.

14.2         Assignment by BioTime. BioTime shall have the right to assign this Agreement, in whole or in part, to any Affiliate. BioTime shall also have the right to assign this Agreement in its entirety in connection with a sale of its assets relating to the BioTime Exclusive Field, BioTime PureStem Field, BioTime Non-Exclusive Field or BioTime Option Field or by way of any merger or consolidation of BioTime or an Affiliate with any Third Party.  BioTime shall not otherwise assign or purport to assign this Agreement (in whole or in part) without the prior consent in writing of AgeX, such consent not to be unreasonably withheld or delayed.

14.3         Assignment by AgeX. AgeX shall have the right to assign this Agreement, in whole or in part, to any of its Affiliates.  AgeX shall also have the right to assign this Agreement in its entirety in connection with a sale of its assets relating to the AgeX Field or any or by way of any merger or consolidation of AgeX or an Affiliate with any Third Party.  AgeX shall not otherwise assign or purport to assign this Agreement (in whole or in part) without the prior consent in writing of BioTime, such consent not to be unreasonably withheld or delayed.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article 15.

NOTICES

Except as otherwise herein provided, all notices to be served or notified to the Parties hereunder shall (a) be mailed by internationally recognized courier service or by registered airmail return receipt requested to their respective addresses listed below or to any other address subsequently communicated in writing, (b) delivered by e-mail marked as being of high importance to the e-mail address(es) set forth below (to be confirmed by written notice sent in the manner set forth in clause (a), (c) or (d)), (c) personally delivered, or (d) delivered by United States certified mail, postage prepaid.  Any notice delivered in accordance with this Article, shall be deemed to have been given five (5) Business Days after the day on which such mailing is made, or on the next Business Day after the day on which it is deposited with a next Business Day courier or delivery service, or on the day sent in the case of any e-mail which is followed by written notice as aforesaid, provided that an email sent after 5:00 p.m. Pacific time shall be deemed delivered the next Business Day.

If to AgeX, to:

AgeX Therapeutics, Inc.
1010 Atlantic Avenue, Suite 201
Alameda, California 94501
United States
Attn: Michael D. West, CEO

If to BioTime, to:

BioTime, Inc.
1010 Atlantic Avenue, Suite 102
Alameda, California 94501
Attn:  Aditya Mohanty, Co-CEO
[*]

and to:

BioTime, Inc.
1010 Atlantic Avenue, Suite 201
Alameda, California 94501
Attn:  General Counsel
[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article 16.

MISCELLANEOUS PROVISIONS

16.1         Severability. In the event that any of the provisions contained in this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provisions had never been contained in it.

16.2         Waiver.  No waiver of any default or breach by either Party shall be deemed to constitute a waiver of any subsequent default or breach with respect to the same or any other provision hereof.  No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the Party granting the waiver.

16.3         Entire Agreement and Modification.  This Agreement together with the related sublicense agreements constitute the final and complete understanding existing between BioTime and AgeX relating to the subject matter hereof. The terms of this Agreement cannot be substituted, superseded, waived or modified in any manner except by written agreement executed for and on behalf of each of BioTime and AgeX. In the event of any conflict between the terms of this Agreement and any of the related sublicense agreements, the terms of the related sublicense agreements shall control.

16.4         Language.  All communications notices and proceedings required to be given hereunder shall be in the English language.

16.5         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any conflict of laws principles or rules.

16.6         Headings And Construction.

(a)           Headings are inserted for convenience and shall not by themselves define, describe, extend, limit or determine the interpretation of this Agreement.

(b)           References in this Agreement to Sections, Articles and Exhibits refer to Sections and Articles of, and Exhibits to, this Agreement except as otherwise specifically noted.

(c)           Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders.  The term “including” as used herein shall mean including, without limiting the generality of any description preceding such term.  The word “or” shall be interpreted in accordance with its ordinary meaning as the context indicates.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16.7         Counterparts.  This Agreement may be executed in two or more counterparts each of which shall be deemed an original and which together shall constitute one and the same instrument.

16.8         Third Party Rights. No provision of this Agreement is intended to be enforceable by any Person other than the Parties hereto, their permitted assigns, and Persons entitled to indemnification pursuant to Article 9.

16.9         Relationship of the Parties.  It is expressly agreed that BioTime, on the one hand, and AgeX, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency.  This Agreement does not grant BioTime, on the one hand, nor AgeX, on the other hand, the authority to bind the other Party to any agreement, contract or obligation.

16.10       Performance by Affiliates.  Each of BioTime and AgeX acknowledges that its performance of its obligations and its exercise of rights under this Agreement may be performed or exercised, respectively, by Affiliates of BioTime and AgeX.  Each of BioTime and AgeX guarantees performance of this Agreement by any of its Affiliates.

16.11       Further Assurance.  Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

16.12       Subcontractors.  AgeX and BioTime shall each have the right to subcontract any of its Research, Development and Exploitation activities to a Third Party.  Each Party shall remain solely responsible for all costs and expenses associated with its use of subcontractor(s) hereunder.

(Signatures Appear On The Following Page)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

BioTime, Inc.

By:	/s/ Aditya P. Mohanty
Aditya P. Mohanty

Title:	Co-Chief Executive Officer

AgeX Therapeutics, Inc.

By:	/s/ Michael D. West
Michael D. West

Title:	Chief Executive Officer

(Signature Page For The License Agreement)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

BioTime Licensed Patents

[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B

BioTime Sublicensed Patents comprise Patents licensed under the [*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C

iTR Patents

[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT D

Joint Patents

To be updated from time-to-time as Joint Patents are created.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT E

PureStem Patents

[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT F

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (this “Assignment”), effective the ____ day of _______________, is made and entered into by and between BioTime, Inc., a California corporation having a place of business at 1010 Atlantic Avenue, Suite 102, Alameda, California 94501 (“Assignor”), and AgeX Therapeutics, Inc., a Delaware corporation having a place of business at 1010 Atlantic Avenue, Suite 102, Alameda, California 94501 (“Assignee”) (each a “Party,” and collectively, the “Parties”).

WHEREAS, Assignor is the owner of each of the patents and patent applications set forth on Schedule A hereto (the “Patents”) the “Purchased Intellectual Property”);

WHEREAS, pursuant to the terms and conditions of this Assignment, Assignee desires to purchase the Purchased Intellectual Property from Assignor, including all of Assignor’s right, title and interest in and to the Purchased Intellectual Property;

and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Purchased Intellectual Property Assignment. Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Purchased Intellectual Property, including, without limitation, all rights therein provided by international conventions and treaties, any registrations and applications therefor, any renewals and extensions thereof, and all other corresponding rights that are or may be secured under the laws of the United States or any foreign country, now or hereafter in effect, for Assignee’s own use and enjoyment, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment had not been made, together with all income, royalties or payments due or payable as of the effective date of this Assignment or thereafter, including, without limitation, all claims for damages by reason of past, present or future infringement or other unauthorized use of the Purchased Intellectual Property, with the right to sue for, and collect the same for Assignee’s own use.

2.             No Warranties. Assignor makes no warranties, express or implied, with respect to the Purchased Intellectual Property and the Domain Names.

3.             Further Assurances. Assignor shall, at Assignee’s expense, take all further actions, and provide to Assignee, Assignee’s successors, assigns or other legal representatives, all such cooperation and assistance (including, without limitation, the execution and delivery of any and all affidavits, declarations, oaths, samples, exhibits, specimens, assignments, powers of attorney or other documentation), reasonably requested by Assignee to more fully and effectively effectuate the purposes of this Assignment, including, without limitation, with respect to the following:  (A) the preparation and prosecution of any application for registration, or any application for renewal of a registration, relating to any of the rights assigned herein; (B) the prosecution or defense of any interference, opposition, infringement or other proceedings that may arise in connection with any of the rights assigned herein, including, without limitation, testifying as to any facts relating to the Purchased Intellectual Property and this Assignment; (C) obtaining any additional protection relating to rights assigned herein that Assignee reasonably may deem appropriate that may be secured under the laws now or hereafter in effect in the United States or in any foreign country; and (D) in the implementation or perfection of this Assignment in all applicable jurisdictions throughout the world.  Assignor shall not enter into any agreement in conflict with this Assignment.

4.             Governing Law. This Assignment shall be governed by and construed in accordance with the laws of California, without regard to the conflicts of law rules of such state.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.             Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.

6.             Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of, respectively, Assignor and Assignee and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed by its duly authorized representative.

BioTime, Inc.

(signature)

By:
(print or type name)

Title:

IN WITNESS WHEREOF, Assignee has caused this Assignment to be executed by its duly authorized representative.

AgeX Therapeutics, Inc.

(signature)

By:
(print or type name)

Title:

***

[Schedule A to Exhibit F of the License Agreement]

SCHEDULE A - PATENTS

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT G

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (this “Assignment”), effective the ____ day of _______________, is made and entered into by and between, AgeX Therapeutics, Inc., a Delaware corporation having a place of business at 1010 Atlantic Avenue, Suite 102, Alameda, California 94501 (“Assignor”), and BioTime, Inc., a California corporation having a place of business at 1010 Atlantic Avenue, Suite 102, Alameda, California 94501 (“Assignee”) (each a “Party,” and collectively, the “Parties”).

WHEREAS, Assignor is the owner of each of the patents and patent applications set forth on Schedule A hereto (the “Patents”) the “Purchased Intellectual Property”);

WHEREAS, pursuant to the terms and conditions of this Assignment, Assignee desires to purchase the Purchased Intellectual Property from Assignor, including all of Assignor’s right, title and interest in and to the Purchased Intellectual Property;

and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

7.             Purchased Intellectual Property Assignment. Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Purchased Intellectual Property, including, without limitation, all rights therein provided by international conventions and treaties, any registrations and applications therefor, any renewals and extensions thereof, and all other corresponding rights that are or may be secured under the laws of the United States or any foreign country, now or hereafter in effect, for Assignee’s own use and enjoyment, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment had not been made, together with all income, royalties or payments due or payable as of the effective date of this Assignment or thereafter, including, without limitation, all claims for damages by reason of past, present or future infringement or other unauthorized use of the Purchased Intellectual Property, with the right to sue for, and collect the same for Assignee’s own use.

8.             No Warranties. Assignor makes no warranties, express or implied, with respect to the Purchased Intellectual Property and the Domain Names.

9.             Further Assurances. Assignor shall, at Assignee’s expense, take all further actions, and provide to Assignee, Assignee’s successors, assigns or other legal representatives, all such cooperation and assistance (including, without limitation, the execution and delivery of any and all affidavits, declarations, oaths, samples, exhibits, specimens, assignments, powers of attorney or other documentation), reasonably requested by Assignee to more fully and effectively effectuate the purposes of this Assignment, including, without limitation, with respect to the following:  (A) the preparation and prosecution of any application for registration, or any application for renewal of a registration, relating to any of the rights assigned herein; (B) the prosecution or defense of any interference, opposition, infringement or other proceedings that may arise in connection with any of the rights assigned herein, including, without limitation, testifying as to any facts relating to the Purchased Intellectual Property and this Assignment; (C) obtaining any additional protection relating to rights assigned herein that Assignee reasonably may deem appropriate that may be secured under the laws now or hereafter in effect in the United States or in any foreign country; and (D) in the implementation or perfection of this Assignment in all applicable jurisdictions throughout the world.  Assignor shall not enter into any agreement in conflict with this Assignment.

10.           Governing Law. This Assignment shall be governed by and construed in accordance with the laws of California, without regard to the conflicts of law rules of such state.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.           Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.

12.           Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of, respectively, Assignor and Assignee and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed by its duly authorized representative.

AgeX Therapeutics, Inc.

(signature)

By:
(print or type name)

Title:

IN WITNESS WHEREOF, Assignee has caused this Assignment to be executed by its duly authorized representative.

BioTime, Inc.

(signature)

By:
(print or type name)

Title:

***

[Schedule A to Exhibit G of the License Agreement]

SCHEDULE A - PATENTS

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.